Exhibit 10.1

EXECUTION VERSION

STRICTLY PRIVATE

AND CONFIDENTIAL

Dated as of November 2, 2023

U.S.$232,000,000 Class A-1 Senior Secured Floating Rate Notes due 2035

U.S.$16,000,000 Class A-2 Senior Secured Floating Rate Notes due 2035

U.S.$154,360,000 Subordinated Notes due 2123

MFIC Bethesda CLO 1 LLC

PURCHASE AND PLACEMENT AGENCY AGREEMENT

MFIC Bethesda CLO 1 LLC

PURCHASE AND PLACEMENT AGENCY AGREEMENT

November 2, 2023

Deutsche Bank Securities Inc.

One Columbus Circle

New York, NY 10019

Apollo Global Securities, LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

MFIC Bethesda CLO 1 LLC, a limited liability company formed under the laws of state of Delaware (the “Issuer”), plans to issue U.S.$232,000,000 Class A-1 Senior Secured Floating Rate Notes due 2035 (the “Class A-1 Notes”), U.S.$16,000,000 Class A-2 Senior Secured Floating Rate Notes due 2035 (the “Class A-2 Notes”, and together with the Class A-1 Note, the “Secured Notes”) and U.S.$154,360,000 Subordinated Notes due 2123 (the “Subordinated Notes,” and together with the Secured Notes, the “Notes”), in each case, pursuant to an indenture to be dated as of November 2, 2023 (the “Indenture”), among the Issuer and Deutsche Bank National Trust Company, as trustee (in such capacity, together with its permitted successors in such capacity, the “Trustee”). Capitalized terms used herein but otherwise not defined herein shall have the respective meanings given to them in the Indenture.

The Issuer, subject to the terms and conditions contained herein, proposes to issue and sell to Deutsche Bank Securities Inc., as initial purchaser and lead placement agent (in each such capacity, the “Initial Purchaser”) the Notes issued by it and specified on Schedule I attached hereto (the “Initial Purchaser Purchased Notes”) pursuant to this purchase and placement agency Agreement (this “Agreement”). The Issuer hereby appoints Apollo Global Securities, LLC, as a placement agent (in such capacity, the “Placement Agent” and, together with the Initial Purchaser, each a “Dealer Party” and collectively, the “Dealer Parties”). The Issuer, subject to the terms and conditions herein, agrees to allow the Placement Agent to place, and the Placement Agent agrees, on a reasonable best efforts basis, to place the Placed Notes specified on Schedule I attached hereto pursuant to this Agreement (the “Placed Notes” and, together with the Initial Purchaser Purchased Notes, the “Purchased Notes”).

Section 1. Preliminary Offering Circular and Final Offering Circular. The sale of the Notes by the Issuer will be made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act, and the Issuer will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Dealer Parties have advised the Issuer that each Dealer Party will offer and sell the Purchased Notes (the “Offering”) in accordance with Sections 2 and 3 hereof as soon as each Dealer Party deems advisable.

In connection with the Offering, the Issuer has prepared (x) a first preliminary Offering Circular dated August 30, 2023 (including any and all exhibits thereto and the information incorporated by reference therein, the “First Preliminary Offering Circular”), (y) a second preliminary Offering Circular dated September 26, 2023 (including any and all exhibits thereto and the information incorporated by reference therein, the “Second Preliminary Offering Circular”) and (z) a final Offering Circular, dated October 25, 2023 (including any supplement thereto and including any and all exhibits thereto and the information incorporated by reference therein, the “Final Offering Circular” and, together with the First Preliminary Offering Circular and the Second Preliminary Offering Circular, the “Offering Documents”). Each of the Offering Documents sets forth certain information regarding the Issuer and the Notes. The Issuer confirms as to itself that it has authorized the use of the Offering Documents, and any amendment or supplement thereto, in connection with the Offering by the Dealer Parties.

Section 2. Purchase by Initial Purchaser. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer the Purchased Notes issued by the Issuer in the amount and for the respective purchase proceeds set forth in Schedule I attached to this Agreement (the “Purchase Price”). On November 2, 2023 (the “Closing Date”), the Initial Purchaser shall pay an amount equal to the Purchase Price, less any amount withheld pursuant to Section 5(b) below to the order of the Issuer by wire transfer of immediately available funds. Delivery of the Purchased Notes to the Initial Purchaser shall be made on the Closing Date. The Purchased Notes sold to the Initial Purchaser shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement. It is understood and agreed that the Initial Purchaser may retain certain of the Purchased Notes, purchase certain of the Purchased Notes for its own account, place certain of the Purchased Notes directly with its affiliates, or sell certain of the Purchased Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture. For the avoidance of doubt, the parties hereto agree that (1) the Issuer bears the financial risk of any failure to settle of a subscription for Notes by an initial investor therein and (2) the Initial Purchaser shall have no obligation to purchase any Notes allocated to a failed settlement or which the Initial Purchaser determines in its sole discretion it will be unable to resell in a timely manner (and the terms “Purchased Notes” and “Purchase Price” shall be interpreted to exclude such Notes and the purchase price thereof).

Section 3. Offering of Purchased Notes; Restrictions on Transfer. Each Dealer Party represents and warrants to and agrees with the Issuer (it being expressly understood by the Issuer that the representations set forth in clause (a) below relate only to such Dealer Party’s acquisition of the Purchased Notes and the period of time that such Dealer Party owns any of the Purchased Notes) that:

(a)

Such Dealer Party represents and warrants that it is (i) both a Qualified Institutional Buyer and an “institutional Accredited Investor” (meeting the requirements of Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Securities Act) and (ii) a Qualified Purchaser;

(b)

Such Dealer Party represents and agrees that it has not offered or sold, and it will not offer or sell, the Purchased Notes to any person who is not (i) a non-U.S. Person in offshore transactions in reliance on Regulation S or (ii) a Person that is both (A) a Qualified Institutional Buyer (or, solely in the case of Notes issued as Certificated Notes, Institutional Accredited Investors), and (B) a Qualified Purchaser or an entity owned or beneficially owned exclusively by Qualified Purchasers.

(c)

Such Dealer Party represents that it has not solicited any offer to buy or offered, and agrees that it will not solicit any offer to buy or offer, the Purchased Notes by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act).

(d)	Such Dealer Party represents and agrees that it has not offered or sold, and that it will not offer or sell, the Purchased Notes to the public in the Cayman Islands.

(e)

Such Dealer Party acknowledges and agrees that any purchases, placements and resales of the Purchased Notes by it are restricted as described under “Transfer Restrictions” in the Final Offering Circular and the Indenture.

(f)	Such Dealer Party shall ensure that, with respect to the CUSIP Number assigned to each Class of Purchased Notes, the “fixed field” attachment contains a 3(c)(7) indicator.

(g)

In the event any Notes are listed with Bloomberg Financial Markets (Bloomberg), each Dealer Party agrees and covenants to cause any such listing to contain Bloomberg’s customary “Section 3(c)(7)” indicators appearing on the Bloomberg screen clearly showing that such Purchased Notes are restricted to Qualified Institutional Buyers that are Qualified Purchasers.

(h)

(i) With respect to offers and sales outside the United States, it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Purchased Notes or has in its possession or distributes the Offering Documents or any such other material, in all cases at its own expense; (ii) the Purchased Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act; (iii) offers and sales in the United States will only be made through a U.S. broker dealer that is registered under the Exchange Act in each case in accordance with the restrictions on transfer set forth in such Purchased Notes, the Indenture and the Final Offering Circular; and (iv) except as set forth in clause (ii) above, it has offered the Purchased Notes and will offer and sell the Purchased Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Purchased Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S and in each case in accordance with the restrictions on transfer set forth in such Purchased Notes, the Indenture and the Final Offering Circular.

(i)

After the Closing Date, if either Dealer Party shall receive any written or oral communication from any Rating Agency (or any of its respective officers, directors or employees) with respect to the issuance of the initial credit rating or any on-going surveillance of the credit ratings on the Secured Notes, such Dealer Party agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Issuer and the Collateral Manager of such communication. Each Dealer Party agrees to coordinate with the Collateral Manager (on behalf of the Issuer) with respect to any communication to a Rating Agency and further agrees that, after the Closing Date, in no event shall it engage in any oral communication with respect to the issuance of the initial credit rating or any on-going surveillance of the credit ratings on the Secured Notes with any Rating Agency (or any of its respective officers, directors or employees) without the participation of the Collateral Manager (on behalf of the Issuer), unless otherwise agreed to in writing by the Collateral Manager.

(j)

Such Dealer Party has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and such Dealer Party has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Purchased Notes in, from or otherwise involving the United Kingdom.

(k)

Such Dealer Party has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any EEA Retail Investor in the European Economic Area. For the purposes of this provision, (i) the expression “EEA Retail Investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes.

Such Dealer Party has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Purchased Notes to any UK Retail Investor in the UK. For the purposes of this provision, (i) the expression “UK Retail Investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Purchased Notes.

Section 4. Covenants of the Issuer. The Issuer on its own behalf covenants and agrees with each Dealer Party that:

(a)

It shall obtain on or prior to the Closing Date all government authorizations required in connection with the issuance, offering and sale of the Notes to be issued on such date and the performance of its respective obligations hereunder and under the Transaction Documents, and to cause such authorizations to be continued in effect so long as any of the Notes remain Outstanding; provided that in no event shall it be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation or other burdensome requirements in a jurisdiction in which it is not already so subject.

(b)

It shall furnish to each Dealer Party, without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Notes, as many copies of the Final Offering Circular and of any amendments or supplements thereto as such Dealer Party may reasonably request.

(c)

If at any time prior to the earlier of (a) the completion of the distribution of the Notes (as determined by the Initial Purchaser); and (b) the 90th day following the Closing Date (the “Offering Period”), any event occurs or condition exists as a result of which the Final Offering Circular as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Final Offering Circular to comply with applicable law, it shall promptly so notify each Dealer Party. In addition, at any time during the Offering Period, the Issuer shall provide to each Dealer Party, upon request, any information regarding the Issuer and/or the Assets reasonably available to the Issuer and deemed reasonably necessary by such Dealer Party or its legal counsel to complete the distribution of the Notes (provided that, notwithstanding the foregoing, the Issuer shall be under no obligation to provide information to either Dealer Party or any other person to the extent such information is subject to a legal or contractual restriction which prohibits such disclosure). In either case, upon the request of either Dealer Party, the Issuer shall at its own expense, (i) prepare and furnish to each Dealer Party, subject to prior review by the Dealer Parties as provided by the following Section 4(d), an amendment or supplement to the Final Offering Circular that will correct such statement or omission or effect such compliance; and (ii) supply any amended or supplemented Final Offering Circular to each Dealer Party in such quantities as each Dealer Party may reasonably request, and each Dealer Party agrees not to use any prior version of the Final Offering Circular in connection with the offer or sale of the Purchased Notes following receipt of such notice.

(d)

It shall not publish any amendment or supplement to the Final Offering Circular unless each Dealer Party has been previously advised of, and furnished with a copy for review of, any such proposed amendment or supplement, and it shall not publish any such proposed amendment or supplement to which each Dealer Party reasonably objects unless its counsel advises it, in a written opinion, with a copy to each Dealer Party, that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.

(e)

Subject to the foregoing, it shall prepare promptly, upon the reasonable request of either Dealer Party, any amendments of or supplements to the Final Offering Circular that in the opinion of such Dealer Party may be reasonably necessary to enable such Dealer Party (in its role as Initial Purchaser or Placement Agent, as applicable) to continue to resell the Purchased Notes, subject to the approval of such Dealer Party’s counsel.

(f)	It shall use the proceeds from the sale of the Notes in the manner described in the Final Offering Circular under the caption “Use of Proceeds”.

(g)

Except as permitted by the Securities Act, prior to notice to and review by such Dealer Party, it will not publish or distribute any offering material in connection with the offering of the Notes, unless each Dealer Party shall have consented to the publication or use thereof.

(h)

None of it, any of its respective Affiliates or any Person authorized to act on its behalf (except for the Initial Purchaser and the Placement Agent, as to whom no representation is made) shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes to any U.S. Person (as that term is defined in Regulation S).

(i)

It shall advise each Dealer Party, promptly after it receives notice or obtains knowledge thereof, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(j)

It shall promptly and from time to time take such action as either Dealer Party (in its capacity as Initial Purchaser or Placement Agent, as applicable) may reasonably request to qualify the Notes for offering and sale in a manner not involving any public offering under the securities laws of such jurisdictions as such Dealer Party may reasonably request.

(k)

It shall at all times during the Offering Period extend, and use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and Collateral Manager concerning their respective businesses, managements and financial affairs, and the Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Documents, to the extent the Issuer or the Collateral Manager possesses the same or can acquire without unreasonable effort or expense; provided that the Issuer shall permit, and shall use its best efforts to cause the Collateral Manager to permit, representatives of each Dealer Party to be present at, or participate in, any meeting or telephone conference among the Issuer and/or the Collateral Manager and any prospective investor, and shall give each Dealer Party reasonable notice thereof, and the Issuer shall not furnish, and shall cause the Collateral Manager not to furnish, any such information to any such prospective investor without first giving each Dealer Party a reasonable opportunity to review and comment on such information.

(l)	It shall not solicit any offer to buy from or offer to sell to any Person any Purchased Notes, except through the Initial Purchaser or the Placement Agent, as applicable.

(m)

It will comply (or cause its agents and advisors to comply) with the representations, certifications and covenants made by it in each engagement letter and all other agreements with each Rating Agency, including any representation, certification or covenant provided to each Rating Agency in connection with Rule 17g-5 under the Exchange Act, and will make accessible (or cause to be made accessible) to any non-hired nationally recognized statistical rating organization all information provided to each Rating Agency in connection with the issuance of the initial credit rating and on-going surveillance of the credit ratings on the Secured Notes in accordance with Rule 17g-5 under the Exchange Act.

Section 5. Expenses.

(a)

The Issuer shall bear and pay all costs and expenses incurred incident to the performance of the obligations of the Issuer under this Agreement, but only if the transactions contemplated herein are consummated, including any structuring and placement and other similar fees owed to the Initial Purchaser or the Placement Agent (or any of their respective Affiliates) pursuant to any separate agreement regarding the Offering, and including (i) the fees and expenses of preparation, printing, issuance, sale and delivery of the Notes, including any documentary stamp or similar issue tax incidental to the issue, sale and delivery of the Purchased Notes to the Initial Purchaser or Placement Agent, as applicable; (ii) the fees and expenses of the Issuer’s counsel, accountants and any other experts or advisors; (iii) the fees and expenses incurred in connection with the preparation of the First Preliminary Offering Circular, the Second Preliminary Offering Circular, the Final Offering Circular and all amendments and supplements thereto; (iv) the fees and expenses of the printing and distribution of the Transaction Documents; (v) the fees and expenses of the Trustee, the Paying Agent, the Collateral Manager, the Collateral Administrator, the Transferor and each of their counsel; (vi) all fees and expenses incurred in connection with the rating of the Secured Notes by S&P and Fitch, (vii) the Initial Purchaser’s legal and other costs and expenses incurred in connection with the issuance of the Notes, this transaction and the preparation and execution of this Agreement, (viii) the Placement Agent’s legal and other costs and expenses incurred in connection with the issuance of the Notes, this transaction and the preparation and execution of this Agreement; and (ix) miscellaneous expenses incurred by Deutsche Bank Securities Inc. or Apollo Global Securities, LLC, as applicable, in connection with this transaction.

(b)

In order to provide for the payment on the Closing Date, or promptly thereafter, of the costs and expenses payable pursuant to Section 5(a) above, the Issuer authorizes the Initial Purchaser to withhold from the Purchase Price payable by the Initial Purchaser pursuant to Section 2 above an amount sufficient to pay such costs, expenses and amounts owed (including, without limitation, all structuring and placement fees and expenses), as estimated on the Closing Date by the Initial Purchaser and the Collateral Manager, and on the Closing Date, or as promptly thereafter as practicable, to pay all such costs, expenses and amounts owed from such withheld funds. The Initial Purchaser agrees to pay to the Trustee for the account of the Issuer any funds withheld under this Section 5(b) that are in excess of the actual expenses incurred by the Issuer (or the Initial Purchaser on its behalf). The Issuer agrees to pay to the Initial Purchaser the amount, if any, by which the actual expenses incurred by the Issuer, and not otherwise paid by the Issuer, exceed the amount withheld under this Section 5(b). The Initial Purchaser will provide the Issuer with an itemization of the use of such withheld amounts in reasonable detail, and with receipts or statements for the related expenditures to the extent available, upon request from the Issuer.

(c)

The Issuer agrees to pay all fees and expenses owed by the Issuer to the Initial Purchaser and the Placement Agent under the Engagement Letter dated August 23, 2023 between the Initial Purchaser, the Collateral Manager and Apollo Global Securities, LLC in accordance with the terms of such Engagement Letter.

Section 6. Representations and Warranties. As a condition of the obligation of the Initial Purchaser to purchase the Purchased Notes, the Issuer represents and warrants (with respect to itself) to, and agrees with, each Dealer Party as follows:

(a)

The Final Offering Circular as of the date thereof does not, and at the Closing Date will not (and any amendment or supplement thereto as of the date thereof and at the Closing Date will not), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and the Final Offering Circular contains or will contain all information with regard to the Issuer and the Notes that is material in the context of the issuance of the Notes; provided, that the Issuer makes no representation or warranty as to statements or omissions made in the First Preliminary Offering Circular, the Second Preliminary Offering Circular or the Final Offering Circular (i) in the sections entitled “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Initial Purchaser” and “Plan of Distribution” as it relates to the Initial Purchaser (the “Initial Purchaser Information”) or (ii) in the sections entitled “Risk Factors—Risks Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Apollo Global Securities” and “Plan of Distribution” as it relates to the Placement Agent (the “Placement Agent Information”).

(b)

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(c)

It has authorized (through its counsel’s provision of final versions thereof to each Dealer Party) each Dealer Party to use the Final Offering Circular in connection with the offer and resale of the Purchased Notes.

(d)

Subsequent to the date of the Final Offering Circular, (x) it has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; and (y) there has not been any material change in its share capital or capital stock or in its short-term or long-term debt.

(e)

The issuance and sale of the Notes have been duly authorized by it and when executed, authenticated and delivered to and paid for in accordance with the terms of this Agreement or the relevant representation letters (the “Representation Letters”) and the Indenture, the Notes will be valid and binding obligations of it, enforceable in accordance with their terms, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

(f)	[Reserved.]

(g)

It has been duly formed and is validly existing under the laws of the State of Delaware; it has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Final Offering Circular; it is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on (1) the issuance, offer or sale of the Notes, (2) its ability to perform its obligations under the Transaction Documents to which it is a party, (3) its business, operations or financial condition, (4) the legality, validity, binding effect or enforceability against it of any Transaction Document to which it is a party or (5) the rights and remedies of any of the Secured Parties under any Transaction Document (any such material and adverse effect, a “Material Adverse Effect”); and it has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(h)

The execution and delivery of this Agreement has been duly authorized by it, and this Agreement has been duly executed and delivered by it; and each of the other Transaction Documents to which it is a party has been duly authorized by it, and when duly executed and delivered on the Closing Date, will constitute its valid and binding agreement, enforceable against it in accordance with its terms, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

(i)

The execution and delivery of, and the performance by it of its obligations under, this Agreement and the other Transaction Documents, the issuance and sale of the Notes pursuant to this Agreement, the compliance with the other provisions of this Agreement and the consummation of the other transactions herein contemplated will not (x) cause a Default under the Indenture, (y) require any consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made, or (z) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which it is a party or by which it is bound, or its organizational documents, or any statute or any judgment, decree, order, role or regulation of any court or other governmental authority or any arbitrator applicable to it, except for such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect.

(j)	Its authorized and issued equity capital is as described in the Final Offering Circular and all of its issued equity capital has been validly issued and is fully paid.

(k)

It is not, and will conduct its operations in a manner so that it continues not to be, an “investment company” and, after giving effect to the Offering and the application of the proceeds therefrom, will not be an “investment company,” as such term is defined in the Investment Company Act.

(l)	Sanctions and Anti-Money Laundering Laws:

(i)

Neither it, nor any of its subsidiaries, nor any of its directors or officers, nor any director or officer of any of its subsidiaries or, to the best of its knowledge, after due inquiry, neither any employee, agent, Affiliate, representative or Person associated with or acting on its behalf or on behalf of any of its subsidiaries, nor any Person benefiting in any capacity in connection with this Agreement and/or the Offering is: (A) the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or any similar sanctions imposed by any governmental body to which it or any of its subsidiaries is subject to or a target of (collectively, the “Sanctions”), (B) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions (including without limitation, Afghanistan, the Crimean region in Ukraine, the “Zaporizhzhia” region in Ukraine, the “Kherson” region in Ukraine, the “Donetsk People’s Republic” region in Ukraine, the “Luhansk People’s Republic” region in Ukraine, Cuba, Iran, North Korea, and Syria (the “Sanctioned Countries”)), or (C) is owned by or otherwise controlled, directly or indirectly, in whole or in part, by any individual or entity that is currently the subject or target of Sanctions;

(ii)

Neither it nor any of its subsidiaries will, directly or indirectly, use the proceeds of the Purchased Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that would result in violation of any Sanctions (including by any Person participating in the Offering, whether as Initial Purchaser, Placement Agent, Issuer, investor or otherwise);

(iii)

During the past five years, neither it nor any of its subsidiaries has engaged, is now engaged, or will engage, in any business operations, dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject or target of Sanctions, in violation of Sanctions;

(iv)

The representations contained in this clause (l) shall not be deemed to apply to owners of shares of common stock in any indirect owner of the Issuer whose shares are listed on a publicly traded exchange and acquired such shares through such exchange; and

(v)

Its operations and the operations of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the applicable money laundering statutes of all jurisdictions where it or any of its subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over it or any of its subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any executive order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to its knowledge, threatened. The proceeds of the Purchased Notes will not be used, directly or indirectly, in violation of any Anti-Money Laundering Laws.

(m)

Neither it, nor any of its subsidiaries, nor any of its directors or officers, nor any director or officer of any of its subsidiaries or, to the best of its knowledge, after due inquiry, neither any employee, agent, Affiliate, representative or Person associated with or acting on its behalf or on behalf of any of its subsidiaries, nor any Person benefitting in any capacity in connection with this Agreement and/or the Offering has (A) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any domestic governmental official or “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or domestic government or foreign government employee; (C) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (A) through (D) above; and the Issuer and, to the knowledge of the Issuer, its affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(n)	No legal or governmental proceedings are pending to which it is a party or to which its property is subject, and, to the best of its knowledge, no such proceedings are threatened or contemplated.

(o)

Neither it nor any person acting on its behalf (other than the Initial Purchaser or the Placement Agent, as applicable), has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(p)

No registration of the Notes under the Securities Act, and no qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Notes in the manner contemplated by this Agreement, the Final Offering Circular and the Representation Letters.

(q)

As of the Closing Date, the Notes will satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act, and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(r)	It has not taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act (to the extent that Regulation M is applicable to the offering, issuance and sale of the Notes).

(s)

Assuming compliance with Section 3(h) and based on the procedures it has put in place and the consideration of such factors as it and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture applicable to the Rule 144A Global Notes, it has a reasonable belief that the initial sales and subsequent transfers of the Rule 144A Global Notes shall be limited to Persons who are both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers or entities owned by Qualified Purchasers.

(t)

Based on the procedures it has put in place and the consideration of such factors as it and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture applicable to the Regulation S Global Secured Notes, it has a reasonable belief that the initial sales and subsequent transfers of the Regulation S Global Secured Notes shall be limited to Persons who are non-U.S. Persons taking ownership of such Notes in an offshore transaction in reliance on Regulation S who are Qualified Purchasers.

(u)	The Notes conform in all material respects to the descriptions thereof contained in the Final Offering Circular.

(v)

It has not offered and shall not offer the Purchased Notes except pursuant to this Agreement and the terms of the Indenture and it has not offered and shall not offer the Notes (other than the Purchased Notes) except pursuant to the terms of the Indenture.

(w)

It agrees that it shall not make any offer or sale of Notes of any class if, as a result of the doctrine of “integration” referred to in Rule 502 promulgated under the Securities Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Purchased Notes to the Initial Purchaser or (ii) the resale of the Purchased Notes by the initial investors to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(x)

None of it, any of its affiliates (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”), or any Person authorized to act on its behalf (other than the Initial Purchaser and the Placement Agent, as to whom no representation is made) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) in connection with the offering or sale of the Notes, and it and its Affiliates and any Person acting on its behalf (other than the Initial Purchaser and the Placement Agent, as to whom no representation is made) has complied and will comply with the offering restrictions requirement of Rule 903 of Regulation S. It has not entered into any contractual agreement with respect to the distribution of the Purchased Notes except for the arrangements with the Dealer Parties hereunder and, in the case of the Subordinated Notes, under the related Representation Letters.

(y)

None of it, any of its Affiliates or any Person authorized to act on its behalf (other than the Dealer Parties, as to whom no representation is made) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering or sale of the Notes in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, the Issuer acknowledges that the Notes may not be offered or sold, directly or indirectly, and no offering memorandum or any advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction.

(z)	On and as of the date hereof, no event has occurred or is continuing which, had the Notes already been issued, would constitute a Default under the Indenture.

Section 7. Indemnity.

(a)

The Issuer agrees to indemnify and hold harmless the Dealer Parties and/or any of their respective affiliates, the directors, officers, partners, agents or employees of the Dealer Parties or any of their respective affiliates, and each other person, if any, who controls the Initial Purchaser, the Placement Agent or any of their respective affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) against any and all losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with (i) the consummation of the transactions contemplated by any Offering Document or the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, the Indenture, the Notes, the Master Loan Sale Agreement and the Collateral Management Agreement or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in any Offering Documents or any amendment or supplement thereto. The Issuer will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred, by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable (x) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) any untrue statement of a material fact or alleged untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in any Offering Documents or any amendment or supplement thereto in reliance upon and in conformity (i) with respect to information provided by the Initial Purchaser in writing specifically for inclusion in the Initial Purchaser Information or (ii) with respect to information provided by the Placement Agent in writing specifically for inclusion in the Placement Agent Information or (2)(i) with respect to the Initial Purchaser, the bad faith, gross negligence or willful misconduct of the Initial Purchaser, as finally determined by a court of competent jurisdiction or (ii) with respect to the Placement Agent, the bad faith, gross negligence or willful misconduct of the Placement Agent or (y) for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits or revenues), even if the Issuer has been advised of the likelihood of such loss or damage and regardless of the form of action. The indemnity provided for in this Section 7 shall be in addition to any liability which the Issuer may otherwise have. The Issuer will not, without the prior written consent of each Dealer Party settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not either Dealer Party or any person who controls either Dealer Party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Dealer Party and such indemnified persons from all liability arising out of such claim, action, suit or proceeding.

(b)

The Initial Purchaser agrees to indemnify and hold harmless the Issuer, its respective members, managers, officers, authorized persons and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Issuer or any such member, manager, officer, authorized person or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with (i) any untrue statement of a material fact or alleged untrue statement of a material fact made in any Offering Document or any amendment or supplement thereto in reliance upon and in conformity with information provided by the Initial Purchaser in writing specifically for inclusion in the Initial Purchaser Information, or (ii) the omission or the alleged omission by the Initial Purchaser to state in the Initial Purchaser Information a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Initial Purchaser shall not be liable (i) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or willful misconduct of the Issuer, as finally determined by a court of competent jurisdiction and/or (ii) for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits or revenues), even if the Initial Purchaser has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)

The Placement Agent agrees to indemnify and hold harmless the Issuer, its respective members, managers, officers, authorized persons and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Issuer or any such member, manager, officer, authorized person or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with (i) any untrue statement of a material fact or alleged untrue statement of a material fact made in any Offering Document or any amendment or supplement thereto in reliance upon and in conformity with information provided by the Placement Agent in writing specifically for inclusion in the Placement Agent Information, or (ii) the omission or the alleged omission by the Placement Agent to state in the Placement Agent Information a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Placement Agent shall not be liable (i) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or willful misconduct of the Issuer, as finally determined by a court of competent jurisdiction and/or (ii) for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits or revenues), even if the Placement Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a), (b) or (c) of this Section 7, such person (for purposes of this paragraph (d), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (d), the “indemnifying party”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise under this Section 7, unless such omission and/or delay caused actual prejudice to the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent agreed by the indemnified party, and with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to, those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties, and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of such assumption of defense and of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately prior sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated in writing by the indemnified parties who are parties to such action or actions), (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (d) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

(e)

In circumstances in which the indemnity agreement provided for in the preceding paragraph of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and each Dealer Party on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuer bears to the total discounts and commissions received by each Dealer Party from the Issuer in connection with the purchase of the Purchased Notes hereunder. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either the Issuer or a Dealer Party, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. The Issuer and each Dealer Party agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (e). Notwithstanding any other provision of this paragraph (e), neither Dealer Party shall be obligated to make contributions hereunder that in the aggregate exceed the amount by which (i) the total discounts and commissions received by it in respect of the Purchased Notes exceeds (ii) the aggregate amount of any damages that it has otherwise been required to pay pursuant hereto, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls a Dealer Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of a Dealer Party, shall have the same rights to contribution as such Dealer Party, subject to the applicable terms and conditions of this paragraph (e). Each Dealer Party’s obligations to contribute as provided in this Section 7(e) are several in proportion to its respective obligations hereunder and not joint.

Section 8. Conditions Precedent. The obligations of the Initial Purchaser to purchase and pay for the Purchased Notes shall be subject, in the Initial Purchaser’s sole discretion, to the accuracy of the representations and warranties of the Issuer contained herein as of the date hereof, to the accuracy of the statements of the Issuer made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuer of its covenants and agreements hereunder and to the following additional conditions (unless otherwise waived by the Initial Purchaser in its sole discretion):

(a)

The Issuer shall have obtained all governmental authorizations required in connection with the issuance, offering and sale of the Notes and the performance of its obligations hereunder and under the Transaction Documents.

(b)

The Issuer shall have furnished to each Dealer Party a certificate of the Issuer signed by an Authorized Officer of the Issuer, dated the Closing Date, to the effect that such Authorized Officer has examined the Final Offering Circular and this Agreement and that the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has performed all of its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date.

(c)

The Secured Notes shall have received the following ratings as of the Closing Date: (i) the Class A-1 Notes shall have been rated “AAA (sf)” by S&P and “AAAsf” Fitch and (ii) the Class A-2 Notes shall have been rated “AAA (sf)” by S&P.

(d)

The Issuer shall have furnished to each Dealer Party (i) the opinion of Dechert LLP, counsel to the Issuer, (ii) a written letter from Dechert LLP with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, and (iii) a written letter from Cadwalader, Wickersham & Taft LLP, counsel to the Dealer Parties, with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, in each case addressed to each Dealer Party, dated the Closing Date and in form and substance satisfactory to each Dealer Party.

(e)

The Issuer shall have furnished to each Dealer Party the opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Issuer, dated the Closing Date and in form and substance satisfactory to each Dealer Party.

(f)

The Trustee shall have furnished to each Dealer Party the opinion of Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, dated the Closing Date and in form and substance satisfactory to each Dealer Party.

(g)

The Collateral Manager shall have furnished to: (i) the Issuer a tax opinion of Dechert LLP, counsel to the Issuer, addressed to the Issuer, dated the Closing Date in form and substance satisfactory to the Issuer, (ii) each Dealer Party a written letter from Dechert LLP, counsel to the Collateral Manager and the Transferor, with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, addressed to each Dealer Party, dated the Closing Date and in form and substance satisfactory to each Dealer Party and (iii) each Dealer Party the opinions of Dechert LLP, counsel to the Collateral Manager and the Transferor, dated the Closing Date and in form and substance satisfactory to each Dealer Party.

(h)

The conditions precedent to the issuance of the Notes under the Indenture and the conditions precedent to the performance by the Issuer of its obligations under the Indenture shall have been satisfied.

(i)	The Collateral Manager shall have furnished to each Dealer Party a certificate, dated the Closing Date, signed by an officer of the Collateral Manager certifying that:

(i)	the Collateral Manager has examined the Final Offering Circular;

(ii)

in the opinion of the Collateral Manager, the information under the headings “Risk Factors—Relating to Certain Conflicts of Interest—Certain conflicts of interest relating to the Collateral Manager and its Affiliates,” “Risk Factors—Risks Relating to the Collateral Manager—The Collateral Manager has no prior experience managing CLOs; past performance of the Collateral Manager and its affiliates and the Sub-Servicer and its affiliates not indicative,” “Risk Factors—Risks Relating to the Collateral Manager—The Issuer will depend on the managerial expertise available to the Collateral Manager and its key personnel,” “Risk Factors—Relating to Certain Conflicts of Interest—No ethical screens or information barriers,” “Risk Factors—Relating to Certain Conflicts of Interest—Other potential conflicts of interest” and “The Collateral Manager, the U.S. Retention Holder, the Transferor and the Sub-Servicer,” and the subheadings thereunder in the Final Offering Circular, as of the date thereof (including as of the date of any supplement thereto prepared on or prior to the Closing Date) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iii)

as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Final Offering Circular or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement.

(j)

Subsequent to the date as of which information is given in the Final Offering Circular and prior to issuance of the Notes, there shall not have been any change, or any development involving a prospective change, the effect of which, in any case, is, in the judgment of each Dealer Party, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Offering Circular.

(k)	On or before the Closing Date, each Dealer Party shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuer.

All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all material respects to each Dealer Party. The Issuer shall furnish to each Dealer Party such conformed copies of such opinions, certificates, letters and documents in such quantities as either Dealer Party shall reasonably request.

Section 9. Termination. This Agreement shall be subject to termination in the sole discretion of the Initial Purchaser by notice to the Issuer given prior to the Closing Date in the event that the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (b) any securities of the Issuer shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Issuer (other than an announcement with positive implications of a possible upgrading); (c) a general moratorium on commercial banking activities shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity, crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Initial Purchaser, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Offering Circular. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for any liability arising before or in relation to such termination.

Section 10. Miscellaneous.

(a)	Time shall be of the essence of this Agreement.

(b)	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to, affect, the meaning or interpretation of this Agreement.

(c)

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement, and any party may enter into this Agreement by executing a counterpart. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)

This Agreement shall inure to the benefit of and shall be binding upon each Dealer Party, the Issuer and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to, give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except as set forth in Section 7. No purchaser of Purchased Notes from either Dealer Party shall be deemed a successor because of such purchase.

(e)

The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuer, the Placement Agent and Deutsche Bank Securities Inc. set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuer, any of its officers, directors, employees or agents, either Dealer Party or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7, 10, 11, 12, 13, 14 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall, to the fullest extent permitted by applicable law, be ineffective without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12. Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 13. Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or United States federal court sitting in the City and County of New York over any suit, action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, arising out of or relating to this Agreement or the transactions contemplated hereby which is brought by any party hereto and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding. To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such entity hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.

Section 14. Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other parties has represented, expressly or otherwise, that such other parties would not, in the event of a proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 15. No Advisory or Fiduciary Responsibility. The Issuer acknowledges and agrees that (i) the purchase and sale of the Purchased Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Initial Purchaser, (ii) in connection therewith and with the process leading to such transaction each Dealer Party is acting solely as a principal and not the agent or fiduciary of the Issuer, (iii) neither Dealer Party has assumed an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether a Dealer Party has advised or is currently advising the Issuer on other matters) or any other obligation to the Issuer except the obligations expressly set forth in this Agreement and (iv) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer agrees that it will not claim that either Dealer Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it in connection with such transaction or the process leading thereto.

Section 16. No Bankruptcy Petition/Limited Recourse. Each Dealer Party covenants and agrees that, prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all of the Notes issued by the Issuer, it will not institute against, or join any other Person in instituting against, either of the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization, winding up or similar law in any jurisdiction.

Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are from time to time and at any time limited-recourse obligations payable solely from the Assets available at such time in accordance with the terms of the Indenture and following realization thereof and reduction thereof to zero, all obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, agent, officer, partner, member, shareholder or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

This Section 16 shall survive the termination or expiration of this Agreement.

Section 17. Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that either Dealer Party is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer Party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that either Dealer Party is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Dealer Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18. Electronic Signatures. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

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If the foregoing is in accordance with your understanding, please sign below and return to us, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Dealer Parties and the Issuer.

Very truly yours,

MFIC BETHESDA CLO 1 LLC

By:	MidCap Financial Investment Corporation, its designated manager

By:	/s/ Gregory Hunt
Name: Gregory Hunt
Title: Authorized Signatory

Purchase and Placement Agency Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Hsiang Lim
Name: Hsiang Lim
Title: Managing Director

By:	/s/ Alex Danehy
Name: Alex Danehy
Title: Director

APOLLO GLOBAL SECURITIES, LLC

By:	/s/ Daniel M. Duval
Name: Daniel M. Duval
Title: Vice President

Purchase and Placement Agency Agreement

Schedule I

	Initial Purchaser Purchased Notes	Placed Notes	Aggregate Purchase Price
Principal Amount of Class A-1 Notes:	U.S.$232,000,000	U.S.$0	U.S.$232,000,000

A-1